Exhibit 99.1

NEWS RELEASE

ICF Announces Timing of Fourth Quarter and Full Year 2018 Earnings Release and Conference Call

Presenters:	Mr. Sudhakar Kesavan, Chairman and Chief Executive Officer
Mr. John Wasson, President and Chief Operating Officer
Mr. James Morgan, Chief Financial Officer

Date:	Tuesday, February 26, 2019

Time:	4:30 p.m. Eastern Time

Dial-in:	1.888.771.4371 (U.S. toll free)
Confirmation number: 4819 9107

Audio Webcast:	https://investor.icf.com

FAIRFAX, Va. (February 4, 2019) — ICF (NASDAQ:ICFI), a global consulting and digital services provider, will release its fourth quarter and full year 2018 results on Tuesday, February 26, 2019, after the market close. The results will be available at: http://investor.icf.com.

To participate in the conference call, please register at  https://investor.icf.com at least 15 minutes prior to the call and download and install any necessary software. Individuals interested in participating in the call should dial 1.888.771.4371 (U.S. toll free) and use access code 4819 9107. An archive will be available for one year following the live event.

A digital recording of the conference will be available beginning at 7:00 p.m. Eastern Time February 26, 2019, through 11:59 p.m. Eastern Time March 12, 2019. You may listen to the digital recording by calling 1.888.843.7419 (U.S. toll free) or +1.630.652.3042 (outside of the U.S.). The passcode is 4819 9107.

For More Information

Investor information contact:

Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

or

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Company information contact:

Lauren Dyke, ICF, lauren.dyke@icf.com, +1. 571.373.5577

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About ICF

ICF (NASDAQ:ICFI) is a global consulting services company with over 5,500 specialized experts, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.